News Release
For Immediate Release

Contact:  Thomas X. Geisel, President and Chief Executive Officer (856) 690-4329

Sun Bancorp, Inc. Reports Third Quarter 2013 Results

Third Quarter Highlights

•	Non-Performing Loans declined $16.3 million during the quarter to $55.4 million

•	NPL / Loans decreased to 2.55%; down from 3.32% in prior quarter and 5.23% in the third quarter of 2012

•	Excess liquidity grew as interest bearing cash averaged $349.4 million or 10.7% of average assets

VINELAND, NJ – October 23, 2013 – Sun Bancorp, Inc. (NASDAQ: SNBC) (the “Company”) reported today a net loss available to common shareholders of $4.9 million, or a loss of $0.06 per diluted share, for the quarter ended September 30, 2013, compared to net income available to common shareholders of $678 thousand, or $0.01 per diluted share, and $1.2 million, or $0.01 per diluted share, for the second quarter of 2013 and the third quarter of 2012, respectively.

The following are key items and events that occurred during the third quarter of 2013:

•
Acceleration of regulatory remediation efforts and mortgage platform enhancements increased professional fees to $5.9 million which is up from $4.8 million in the prior quarter and $713 thousand in the third quarter of 2012

•
Provision expense of $724 thousand recorded in the third quarter of 2013 as compared to negative provision of $1.9 million in the second quarter of 2013. The allowance for loan losses equaled $48.9 million at September 30, 2013, an increase of $847 thousand from June 30, 2013. The allowance for loan losses equaled 2.25% of gross loans held-for-investment and 88.19% of non-performing loans held-for-investment at September 30, 2013 as compared to 2.22% and 66.93%, respectively, at June 30, 2013 and 2.02% and 55.33%, respectively, at December 31, 2012.

•	Total risk-based capital equaled 14.72% at September 30, 2013, a decrease of 8 basis points from 14.80% at June 30, 2013.

•
Increases in interest rates caused a reduction in mortgage banking income. Net mortgage banking income fell $3.5 million compared to the prior quarter. Sun National Bank (the “Bank”) reduced expenses early in the fourth quarter to adjust its fixed cost infrastructure to the new lower volume environment by reducing headcount by 19 positions. It is anticipated that these reductions will save approximately $1.3 million annually going forward.

•	The Bank deployed approximately $151 million of cash into mortgage backed securities during the quarter but interest bearing cash still ended the quarter at $376.5 million.

“We believe the third quarter reflects the later stages of the Company’s transition, as we continue to improve our asset quality profile and invest in risk management infrastructure enhancements,” said Thomas X. Geisel, the Company’s President and Chief Executive Officer.  “We have focused on balancing the impacts of a rising rate environment and reducing risk on the balance sheet with deposit generation, product and service innovations and managed loan growth.  As we finish out the year, we expect to maintain this focus and continue executing on our strategy.”

Discussion of Results:

Balance Sheet

● Total assets were $3.24 billion at September 30, 2013, as compared to $3.21 billion at June 30, 2013 and $3.22 billion at December 31, 2012.

● Cash and cash equivalents increased $11.3 million and $284.0 million, respectively, to $453.6 million at September 30, 2013 as compared to June 30, 2013 and December 31, 2012, primarily due to an increase in interest earning bank balances as a result of commercial loan pay downs generated from workout strategies and the sales of jumbo residential mortgage loans out of the portfolio.

● Investment securities available for sale were $407.2 million as of September 30, 2013 compared to $343.1 million at June 30, 2013 and $443.2 million at December 31, 2012. The increase of $64.1 million from the prior quarter was due to the purchase of $151.1 million of mortgage backed securities offset by the sale of $71 million of U.S. Treasury securities.

● Gross loans held-for-investment were $2.17 billion at September 30, 2013, as compared to $2.16 billion at June 30, 2013 and $2.28 billion at December 31, 2012. Compared to December 31, 2012, loans held-for-investment decreased $106.6 million, primarily due to pay downs of commercial real estate loans and the sale of jumbo residential mortgages.

Net Interest Income and Margin

● Net interest income increased $1.2 million from the linked quarter to $23.0 million for the three months ended September 30, 2013. The net interest margin increased 14 basis points to 3.10% for the three months ended September 30, 2013 from 2.96% for the linked quarter, and decreased 31 basis points as compared to the third quarter of 2012. The average yield on interest-earning assets increased 11 basis points to 3.61% at September 30, 2013 from 3.50% at June 30, 2013. This increase was due primarily to an increase in commercial loan yields of 27 basis points as compared to the linked quarter resulting from an interest recovery of $1.2 million on the payoff of a nonperforming loan. The margin variance between the quarter ended September 30, 2013 and the comparable prior year period is primarily due to an increase of $328.4 million in average interest-earning bank balances. In addition, there was a 19 basis point decline in the yield on investment securities primarily due to a decrease in average balances resulting from sales of investment securities in 2013. Total average investment securities for the three months ended September 30, 2013 were $414.2 million compared to $534.8 million for the three months ended September 30, 2012.

● Excluding bulk sales, residential mortgage loans sold during the quarter totaled $127.4 million as compared to $161.6 million in the previous quarter and $119.7 million in the comparable prior year quarter.  The locked sale pipeline has decreased to $27 million from $84 million at June 30, 2013.  The increasing interest rate environment has caused a decrease in residential mortgage production.  Despite this production decline, closed loans for the nine months ended September 30, 2013 totaled $595 million, a 39% increase from the same prior year period.

Non-Interest Income

● Non-interest income was $5.8 million for the quarter ended September 30, 2013, as compared to $10.2 million for the quarter ended June 30, 2013 and $9.5 million for the comparable prior year quarter. The decrease from the linked quarter was primarily attributable to the decrease in net mortgage banking revenue of $4.0 million resulting primarily from a decline in production volume due to rising rates as well as a $1.5 million gain recognized on the sales of jumbo residential mortgage loans in the second quarter. The results of operations for the three months ended September 30, 2013 also includes a negative derivative credit valuation adjustment recorded of $380 thousand compared to a positive derivative credit valuation adjustment of $6 thousand recorded during the three months ended June 30, 2013.

Non-Interest Expense

● Non-interest expense was $33.0 million in the third quarter of 2013, a decrease of $229 thousand compared to the linked quarter and an increase of $2.2 million over the comparable prior year quarter. In comparison to the linked quarter, decreases in real estate owned expense, net, commission expense and salaries and employee benefits of $1.0 million, $555 thousand and $363 thousand, respectively, were partially offset by an increase of $1.2 million in professional fees.  Professional fees increased by $5.2 million from the same prior year quarter due to regulatory compliance and mortgage risk related consulting services and platform enhancements performed in the first nine months of 2013. This increase was partially offset by decreases in problem loan expense and salaries and employee benefits of $1.3 million and $1.0 million, respectively, compared to the third quarter in 2012.

Asset Quality

● During the third quarter of 2013, provision expense of $724 thousand was recorded, as compared to negative provision of $1.9 million in the linked quarter and expense of $1.9 million in the comparable prior year quarter. The allowance for loan losses was $48.9 million at September 30, 2013, or 2.25% of gross loans held-for-investment, as compared to 2.22% at June 30, 2013 and 2.02% at December 31, 2012. Recoveries were $1.8 million in the third quarter of 2013, as compared to $4.8 million of recoveries recorded in the linked quarter, $3.0 million of which was related to the payoff of one commercial real estate loan. Charge-offs recorded during the three months ended September 30, 2013 were $1.7 million, as compared to $2.0 million for the linked quarter and $5.0 million for the comparable prior year quarter.

● Total non-performing assets were $60.5 million, or 2.76% of total gross loans held-for-investment, loans held-for-sale and real estate owned at September 30, 2013, as compared to $78.5 million, or 3.51%, and $103.1 million, or 4.18%, respectively, at June 30, 2013 and December 31, 2012. Non-performing loans decreased $16.3 million over the linked quarter to $55.4 million at September 30, 2013 from $71.7 million at June 30, 2013 and decreased $40.2 million from $95.6 million at December 31, 2012. The decrease from the linked quarter was primarily due to the payoff of three nonperforming commercial loans totaling $15.5 million. For the year, ten nonperforming commercial loans totaling $33.9 million have been paid off as a result of the Company’s workout strategies.

Capital

● Shareholders’ equity totaled $257.1 million at September 30, 2013 compared to $261.7 million at June 30, 2013 and $262.6 million at December 31, 2012. The Company’s tangible equity to tangible assets ratio was 6.81% at September 30, 2013, as compared to 7.00% at June 30, 2013 and 6.95% at December 31, 2012.  At September 30, 2013, the Company’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 14.72%, 12.76%, and 9.13%, respectively.  At September 30, 2013, the Bank’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 13.96%, 12.70%, and 9.09%, respectively.

The Company will hold its regularly scheduled conference call on Thursday October 24, 2013, at 11:00 a.m. (ET).  Participants may listen to the live web cast through the Company’s website at www.sunnationalbank.com. Participants are advised to log on 10 minutes ahead of the scheduled start of the call.  An Internet-based replay will be available at the Company’s website for two weeks following the call.

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $3.24 billion asset bank holding company headquartered in Vineland, New Jersey, with its executive offices located in Mt. Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service commercial bank serving customers through 50-plus locations in New Jersey. Sun National Bank has been named one of Forbes Magazine's “Most Trustworthy Companies” for five years running.  Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

The foregoing material contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, concerning the financial condition, results of operations and business of the Company.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about events or results or otherwise are not statements of historical facts, including statements about anticipated savings from reductions in personnel, improving our asset quality profile, reducing our risk, enhancing our regulatory infrastructure and balancing the impacts of a rising rate environment and reducing risk on the balance sheet with deposit generation, product and service innovations and managed loan growth and being in the later stages of the Company's transition.  Actual results and trends could differ materially from those set forth in such statements and there can be no assurances that we will fully realize the anticipated savings from reductions in personnel, improve our asset quality profile, reduce our risk, enhance our regulatory infrastructure or successfully balance the impacts of a rising rate environment and reducing risk on the balance sheet with deposit generation, product and service innovations and managed loan growth or that the Company is in the later stages of its transition.  We caution that such statements are subject to a number of uncertainties, including those detailed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the fiscal year ended December 31, 2012, its Form 10-Qs for the quarters ended March 31, 2013 and June 30, 2013, and in other filings made pursuant to the Securities Exchange Act of 1934, as amended.  Therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures (Unaudited)

This news release references tax-equivalent interest income. Tax-equivalent interest income is a non-GAAP financial measure. Tax-equivalent interest income assumes a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012 and September 30, 2012 were $167 thousand, $175 thousand, $212 thousand, $210 thousand and $212 thousand, respectively. The fully taxable equivalent adjustments for the nine months ended September 30, 2013 and September 30, 2012 were $554 thousand and $661 thousand, respectively. This release also references tangible book value per common share.  Tangible book value per common share is a non-GAAP financial measure.  Tangible book value per common share is a ratio of tangible equity, shareholder’s equity less intangible assets, to outstanding common shares.  Intangible assets at September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012, and September 30, 2012 were $39.4 million, $40.0 million, $40.5 million, $41.5 million, and $42.4 million, respectively.

Tax-equivalent interest income

The following reconciles net interest income to net interest income on a fully taxable equivalent basis using a 35% tax rate for the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012, and September 30, 2012 and nine months ended September 30, 2013 and September 30, 2012.

For Three Months Ended:	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Net interest income	$22,980	$21,776	$23,078	$23,981	$24,334
Effect of tax exempt income	167	175	212	210	212
Net interest income, tax equivalent basis	$23,147	$21,951	$23,290	$24,191	$24,546

For Nine Months Ended:	September 30,
	2013	2012

Net interest income	$67,834	$ 73,867
Effect of tax exempt income	554	661
Net interest income, tax equivalent basis	$68,388	$ 74,528

Tangible book value per common share

The following reconciles shareholders’ equity to tangible equity by reducing shareholders’ equity by the intangible asset balance at September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012, and September 30, 2012.

September 30, 2013		June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Tangible book value per common share:
Shareholders’ equity	$257,139	$261,664	$264,339	$262,596	$287,481
Less: Intangible assets	39,448	39,988	40,529	41,450	42,371
Tangible equity	$217,692	$221,676	$223,811	$221,147	$245,110

Common stock	88,618	88,572	88,403	88,301	88,171
Less: Treasury stock	2,068	2,107	2,107	2,107	2,107
Total outstanding shares	86,550	86,465	86,296	86,194	86,064

Tangible book value per common share:	$2.52	$2.56	$2.59	$2.57	$2.85
SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except share and per share amounts)
	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
		2013	2012	2013	2012
Profitability for the period:
Net interest income		$22,980	$24,334	$67,834	$73,867
Provision for loan losses		724	1,868	(988)	33,061
Non-interest income		5,799	9,478	26,939	21,959
Non-interest expense		32,917	30,750	97,492	88,336
(Loss) income before income taxes		(4,862)	1,194	(1,731)	(25,571)
Net (loss) income		(4,862)	1,228	(1,731)	(25,537)
Net (loss) income available to common shareholders		$(4,862)	$1,228	$(1,731)	$(25,537)

Financial ratios:
Return on average assets(1)		(0.60)%	0.16%	(0.07)%	(1.08)%
Return on average equity(1)		(7.46)%	1.70%	(0.88)%	(11.52)%
Return on average tangible equity(1),(2)		(8.80)%	1.99%	(1.04)%	(13.52)%
Net interest margin(1)		3.10%	3.41%	3.07%	3.47%
Efficiency ratio		114.38%	90.97%	102.87%	92.18%
(Loss) earnings per common share:
Basic		$(0.06)	$0.01	$(0.02)	$(0.30)
Diluted		$(0.06)	$0.01	$(0.02)	$(0.30)

Average equity to average assets		7.99%	9.17%	8.12%	9.41%
		September 30,		December 31,
		2013	2012	2012
At period-end:
Total assets		$3,236,321	$3,180,263	$3,224,031
Total deposits		2,752,693	2,646,807	2,713,224
Loans receivable, net of allowance for loan losses		2,120,686	2,261,980	2,230,287
Loans held-for-sale		18,707	60,676	120,935
Investments		425,029	527,034	461,980
Borrowings		68,953	78,011	70,992
Junior subordinated debentures		92,786	92,786	92,786
Shareholders’ equity		257,140	287,480	262,595

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for- investment		2.25%	2.12%	2.02%
Non-performing loans held-for-investment to gross loans held-for-investment		2.55%	5.23%	3.64%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned		2.76%	5.32%	4.29%
Allowance for loan losses to non-performing loans held-for-investment		88.19%	40.56%	55.33%

Total capital (to risk-weighted assets) (3):
Sun Bancorp, Inc.		14.72%	14.58%	13.72%
Sun National Bank		13.96%	13.88%	13.02%
Tier 1 capital (to risk-weighted assets) (3):
Sun Bancorp, Inc.		12.76%	13.00%	11.82%
Sun National Bank		12.70%	12.62%	11.76%
Leverage ratio:
Sun Bancorp, Inc.		9.13%	10.44%	9.30%
Sun National Bank		9.09%	10.11%	9.24%

Book value per common share		$2.97	$3.34	$3.05
Tangible book value per common share		$2.52	$2.85	$2.57
(1) Amounts for the three and nine months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.
(3) September 30, 2013 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value amounts)
	September 30, 2013	December 31, 2012
ASSETS
Cash and due from banks	$77,130	$77,564
Interest-earning bank balances	376,453	92,052
Cash and cash equivalents	453,583	169,616
Investment securities available for sale (amortized cost of $412,088 and $439,488 at September 30, 2013 and December 31, 2012, respectively)	407,170	443,182
Investment securities held to maturity (estimated fair value of $711 and $960 at September 30, 2013 and December 31, 2012, respectively)	700	912
Loans receivable (net of allowance for loan losses of $48,854 and $45,873 at September 30, 2013 and December 31, 2012, respectively)	2,120,686	2,230,287
Loans held-for-sale, at lower of cost or market	-	21,922
Loans held-for-sale, at fair value	18,707	99,013
Restricted equity investments, at cost	17,159	17,886
Bank properties and equipment, net	49,387	50,805
Real estate owned	5,059	7,473
Accrued interest receivable	6,566	8,054
Goodwill	38,188	38,188
Intangible assets	1,260	3,262
Deferred taxes, net	2,009	-
Bank owned life insurance (BOLI)	76,770	76,858
Other assets	39,077	56,573
Total assets	$3,236,321	$3,224,031

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$2,752,693	$2,713,224
Securities sold under agreements to repurchase – customers	554	1,968
Advances from the Federal Home Loan Bank of New York (FHLBNY)	60,997	61,415
Obligations under capital lease	7,402	7,609
Junior subordinated debentures	92,786	92,786
Deferred taxes, net	-	1,509
Other liabilities	64,749	82,925
Total liabilities	2,979,181	2,961,436

Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $1 par value, 200,000,000 shares authorized; 88,617,863 shares issued and 86,549,666 shares outstanding at September 30, 2013; 88,300,637 shares issued and 86,193,914 shares outstanding at December 31, 2012	88,618	88,301
Additional paid-in capital	507,011	506,537
Retained deficit	(309,742)	(308,011)
Accumulated other comprehensive (loss) income	(2,909)	2,186
Deferred compensation plan trust	(406)	(256)
Treasury stock at cost, 2,068,197 shares at September 30, 2013; and 2,106,723 shares at December 31, 2012	(25,432)	(26,162)
Total shareholders’ equity	257,140	262,595
Total liabilities and shareholders’ equity	$3,236,321	$3,224,031

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
INTEREST INCOME
Interest and fees on loans	$24,576	$25,631	$73,420	$78,037
Interest on taxable investment securities	1,680	2,221	4,449	7,278
Interest on non-taxable investment securities	310	393	1,028	1,228
Dividends on restricted equity investments	222	224	685	735
Total interest income	26,788	28,469	79,582	87,278
INTEREST EXPENSE
Interest on deposits	2,813	3,279	8,773	10,410
Interest on funds borrowed	445	259	1,332	978
Interest on junior subordinated debentures	550	597	1,643	2,023
Total interest expense	3,808	4,135	11,748	13,411
Net interest income	22,980	24,334	67,834	73,867
PROVISION FOR LOAN LOSSES	724	1,868	(988)	33,061
Net interest income after provision for loan losses	22,256	22,466	68,822	40,806
NON-INTEREST INCOME
Service charges on deposit accounts	2,314	2,917	6,793	8,468
Mortgage banking revenue, net	1,593	3,822	10,598	5,838
Gain on sale of investment securities	2	-	3,489	430
Investment products income	678	510	2,085	1,690
BOLI income	482	489	1,416	1,498
Derivative credit valuation adjustment	(380)	(198)	(878)	(525)
Other	1,110	1,938	3,436	4,560
Total non-interest income	5,799	9,478	26,939	21,959
NON-INTEREST EXPENSE
Salaries and employee benefits	12,656	13,666	39,967	40,910
Commission expense	2,001	2,462	6,598	5,745
Occupancy expense	3,456	3,275	10,113	9,595
Equipment expense	1,796	1,866	5,485	5,394
Amortization of intangible assets	540	922	2,002	2,764
Data processing expense	995	1,084	3,021	3,246
Professional fees	5,947	713	13,355	2,070
Insurance expenses	1,496	1,375	4,468	4,318
Advertising expense	676	464	1,926	1,769
Problem loan expense	816	2,154	2,638	4,905
Real estate owned expense, net	252	779	1,741	1,350
Office supplies expense	192	302	612	949
Other	2,094	1,688	5,612	5,321
Total non-interest expense	32,917	30,750	97,492	88,336
(LOSS) INCOME BEFORE INCOME TAXES	(4,862)	1,194	(1,731)	(25,571)
INCOME TAX BENEFIT	-	(34)	-	(34)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(4,862)	$1,228	$(1,731)	$(25,537)

Basic (loss) earnings per share	$(0.06)	$0.01	$(0.02)	$(0.30)
Diluted (loss) earnings per share	$(0.06)	$0.01	$(0.02)	$(0.30)
Weighted average shares – basic	86,499,587	86,001,929	86,356,867	85,888,236
Weighted average shares - diluted	86,499,587	86,047,655	86,356,867	85,888,236

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2013	2013	2013	2012	2012
	Q3	Q2	Q1	Q4	Q3
Balance sheet at quarter end:
Cash and cash equivalents	$453,583	$442,239	$311,660	$169,616	$83,854
Investment securities	425,029	361,149	335,844	461,980	527,034
Loans held-for-investment:
Commercial and industrial	1,636,856	1,676,133	1,737,079	1,725,567	1,802,060
Home equity	192,135	195,938	200,084	207,720	212,911
Second mortgage	26,028	27,276	29,235	30,842	32,610
Residential real estate	281,537	225,147	248,875	273,413	224,346
Other	32,984	34,298	36,287	38,618	39,069
Total gross loans held-for-investment	2,169,540	2,158,792	2,251,560	2,276,160	2,310,996
Allowance for loan losses	(48,854)	(48,007)	(47,124)	(45,873)	(49,016)
Net loans held-for-investment	2,120,686	2,110,785	2,204,436	2,230,287	2,261,980
Loans held-for-sale	18,707	69,417	41,469	120,935	60,676
Goodwill	38,188	38,188	38,188	38,188	38,188
Intangible assets	1,260	1,800	2,341	3,262	4,183
Total assets	3,236,321	3,205,921	3,227,146	3,224,031	3,180,263
Total deposits	2,752,693	2,722,038	2,723,337	2,713,224	2,646,807
Federal funds purchased	-	-	-	-	30,000
Securities sold under agreements to repurchase - customers	554	562	2,726	1,968	3,587
Advances from FHLBNY	60,997	61,037	61,077	61,415	16,749
Securities sold under agreements to repurchase - FHLBNY	-	-	-	-	20,000
Obligations under capital lease	7,402	7,472	7,541	7,609	7,675
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	257,140	261,664	264,341	262,596	287,480
Quarterly average balance sheet:
Loans(1):
Commercial and industrial	$1,671,302	$1,719,278	$1,744,553	$1,788,347	$1,805,623
Home equity	194,622	197,237	204,311	210,085	215,542
Second mortgage	27,041	28,679	30,347	32,442	35,816
Residential real estate	299,667	307,248	330,916	319,427	230,259
Other	27,723	28,929	30,410	32,444	33,658
Total gross loans	2,220,355	2,281,371	2,340,537	2,382,745	2,320,898
Securities and other interest-earning assets	763,575	680,659	607,284	545,781	555,846
Total interest-earning assets	2,983,930	2,962,030	2,947,821	2,928,526	2,876,744
Total assets	3,264,884	3,222,106	3,206,536	3,193,607	3,153,668
Non-interest-bearing demand deposits	549,684	531,210	506,600	511,813	504,936
Total deposits	2,746,820	2,722,651	2,703,039	2,660,405	2,642,048
Total interest-bearing liabilities	2,358,923	2,355,086	2,360,883	2,318,794	2,279,177
Total shareholders' equity	260,701	263,108	263,070	287,698	289,129
Capital and credit quality measures:
Total capital (to risk-weighted assets) (2):
Sun Bancorp, Inc.	14.72%	14.80%	14.21%	13.72%	14.58%
Sun National Bank	13.96%	14.05%	13.50%	13.02%	13.88%
Tier 1 capital (to risk-weighted assets) (2):
Sun Bancorp, Inc.	12.76%	12.91%	12.32%	11.82%	13.00%
Sun National Bank	12.70%	12.79%	12.25%	11.76%	12.62%
Leverage ratio:
Sun Bancorp, Inc.	9.13%	9.43%	9.40%	9.30%	10.44%
Sun National Bank	9.09%	9.33%	9.33%	9.24%	10.11%

Average equity to average assets	7.99%	8.17%	8.20%	9.01%	9.17%
Allowance for loan losses to total gross loans held-for-investment	2.25%	2.22%	2.09%	2.02%	2.12%
Non-performing loans held-for-investment to gross loans held-for-investment	2.55%	3.32%	3.28%	3.64%	5.23%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	2.76%	3.51%	3.57%	4.18%	5.32%
Allowance for loan losses to non-performing loans held-for-investment	88.19%	66.93%	63.87%	55.33%	40.56%

Other data:
Net recoveries (charge-offs)	123	2,766	1,080	(26,690)	(4,246)
Non-performing assets:
Non-accrual loans	$44,979	$54,031	$57,143	$64,660	$95,383
Non-accrual loans held-for-sale	-	-	-	10,224	-
Troubled debt restructurings, non-accrual	10,416	17,693	16,640	18,244	25,454
Troubled debt restructurings, held-for-sale	-	-	-	2,499	-
Loans past due 90 days and accruing	-	-	-	-	-
Real estate owned, net	5,059	6,743	8,472	7,473	5,513
Total non-performing assets	$60,454	$78,467	$82,255	$103,100	$126,350
(1) Average balances include non-accrual loans and loans held-for-sale.
(2) September 30, 2013 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except share and per share amounts)
	2013	2013	2013	2012	2012
	Q3	Q2	Q1	Q4	Q3
Profitability for the quarter:
Tax-equivalent interest income	$26,955	$25,888	$27,295	$28,367	$28,681
Interest expense	3,808	3,937	4,005	4,174	4,135
Tax-equivalent net interest income	23,147	21,951	23,290	24,191	24,546
Tax-equivalent adjustment	167	175	212	212	212
Provision for loan losses	724	(1,883)	171	24,154	1,868
Non-interest income	5,799	10,211	10,882	6,815	9,588
Non-interest expense excluding amortization of intangible assets	32,377	32,651	30,415	30,677	29,938
Amortization of intangible assets	540	541	921	921	922
(Loss) Income before income taxes	(4,862)	678	2,453	(24,956)	1,194
Income tax benefit	-	-	-	-	(34)
Net (loss) income	(4,862)	678	2,453	(24,956)	1,228
Net (loss) income available to common shareholders	$(4,862)	$678	$2,453	$(24,956)	$1,228
Financial ratios:
Return on average assets (1)	(0.60)%	0.08%	0.31%	(3.13)%	0.16%
Return on average equity (1)	(7.46)%	1.03%	3.73%	(34.70)%	1.70%
Return on average tangible equity (1),(2)	(8.80)%	1.22%	4.42%	(40.61)%	1.99%
Net interest margin (1)	3.10%	2.96%	3.16%	3.30%	3.41%
Efficiency ratio	114.38%	103.77%	92.27%	102.60%	90.97%
Per share data:
(Loss) income per common share:
Basic	$(0.06)	$0.01	$0.03	$(0.29)	$0.01
Diluted	$(0.06)	$0.01	$0.03	$(0.29)	$0.01
Book value	$2.97	$3.03	$3.06	$3.05	$3.34
Tangible book value	$2.52	$2.56	$2.59	$2.57	$2.85
Average basic shares	86,499,587	86,323,099	86,245,121	86,082,669	86,001,929
Average diluted shares	86,499,587	86,356,796	86,370,435	86,082,669	86,047,655
Non-interest income:
Service charges on deposit accounts	$2,314	$2,250	$2,229	$2,486	$2,917
Mortgage banking revenue, net	1,593	5,601	3,404	3,694	3,822
Net gain (loss) on sale of investment securities	2	(47)	3,487	(196)	-
Investment products income	678	728	679	606	510
BOLI income	482	486	448	488	489
Derivative credit valuation adjustment	(380)	6	(504)	(1,750)	(198)
Other income	1,110	1,187	1,139	1,487	1,938
Total non-interest income	$5,799	$10,211	$10,882	$6,815	$9,478
Non-interest expense:
Salaries and employee benefits	$12,656	$13,019	$14,292	$13,331	$13,666
Commission expense	2,001	2,556	2,041	2,514	2,462
Occupancy expense	3,456	3,081	3,576	3,416	3,275
Equipment expense	1,796	1,830	1,859	2,005	1,866
Amortization of intangible assets	540	541	921	921	922
Data processing expense	995	1,027	999	1,138	1,084
Professional fees	5,947	4,761	2,647	1,389	713
Insurance expense	1,496	1,542	1,430	1,506	1,375
Advertising expense	676	698	553	1,040	464
Problem loan costs	816	1,023	799	776	2,154
Real estate owned expense, net	252	1,255	234	1,008	779
Office supplies expense	192	191	229	298	302
Other expense	2,094	1,668	1,756	2,256	1,688
Total non-interest expense	$32,917	$33,192	$31,336	$31,598	$30,750
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended September 30,
	2013			2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,671,302	$19,205	4.60%	$1,805,623	$20,139	4.46%
Home equity	194,622	1,892	3.89	215,542	2,141	3.97
Second mortgage	27,041	384	5.68	35,816	518	5.79
Residential real estate	299,667	2,620	3.50	230,259	2,257	3.92
Other	27,723	475	6.85	33,658	576	6.85
Total loans receivable	2,220,355	24,576	4.43	2,320,898	25,631	4.42
Investment securities(3)	414,189	2,157	2.08	534,842	3,038	2.27
Interest-earning bank balances	349,386	222	0.25	21,004	12	0.23
Total interest-earning assets	2,983,930	26,955	3.61	2,876,744	28,681	3.99
Non-interest earning assets:
Cash and due from banks	72,336			75,627
Bank properties and equipment, net	48,590			52,127
Goodwill and intangible assets, net	39,717			42,826
Other assets	120,311			106,344
Total non-interest-earning assets	280,954			276,924
Total assets	$3,264,884			$3,153,668

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,263,160	$1,064	0.34%	$1,218,338	$1,195	0.39%
Savings deposits	270,394	213	0.32	264,112	225	0.34
Time deposits	663,582	1,536	0.93	654,662	1,859	1.14
Total interest-bearing deposit accounts	2,197,136	2,813	0.51	2,137,112	3,279	0.61
Short-term borrowings:
Federal funds purchased	-	-	-	6,467	4	0.25
FHLBNY advances	-	-	-	20,000	22	0.44
Securities sold under agreements to repurchase - customers	555	-	-	4,925	2	0.16
Long-term borrowings:
FHLBNY advances (4)	61,011	321	2.10	10,181	103	4.71
Obligations under capital lease	7,435	124	6.67	7,706	128	6.64
Junior subordinated debentures	92,786	550	2.37	92,786	597	2.57
Total borrowings	161,787	995	2.46	142,065	856	2.46
Total interest-bearing liabilities	2,358,923	3,808	0.65	2,279,177	4,135	0.73
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	549,684			504,936
Other liabilities	95,576			80,426
Total non-interest bearing liabilities	645,260			585,362
Total liabilities	3,004,183			2,864,539
Shareholders' equity	260,701			289,129
Total liabilities and shareholders' equity	$3,264,884			$3,153,668

Net interest income		$23,147			$24,546
Interest rate spread (5)			2.96%			3.26%
Net interest margin (6)			3.10%			3.41%
Ratio of average interest-earning assets to average interest-bearing liabilities			126.50%			126.22%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended September 30, 2013 and 2012 were $167 thousand and $212 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Nine Months Ended September 30,
	2013			2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,711,443	$56,786	4.41%	$1,823,449	$62,537	4.57%
Home equity	198,688	5,709	3.82	218,278	6,683	4.08
Second mortgage	28,677	1,244	5.77	38,559	1,658	5.73
Residential real estate	312,496	8,176	3.48	169,989	5,241	4.11
Other	29,010	1,504	6.90	36,707	1,918	6.97
Total loans receivable	2,280,314	73,419	4.28	2,286,982	78,037	4.55
Investment securities (3)	405,124	6,192	2.03	547,968	9,858	2.40
Interest-earning bank balances	279,288	525	0.25	25,296	44	0.23
Total interest-earning assets	2,964,726	80,136	3.59	2,860,246	87,939	4.10
Non-interest earning assets:
Cash and due from banks	72,025			73,292
Bank properties and equipment, net	49,375			53,206
Goodwill and intangible assets, net	40,314			43,743
Other assets	104,933			111,242
Total non-interest-earning assets	266,647			281,483
Total assets	$3,231,373			$3,141,729

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,249,777	$3,269	0.35%	$1,226,064	$3,600	0.39%
Savings deposits	268,488	648	0.32	263,091	671	0.34
Time deposits	676,742	4,856	0.95	638,259	6,139	1.28
Total interest-bearing deposit accounts	2,195,007	8,773	0.53	2,127,414	10,410	0.65
Short-term borrowings:
Federal funds purchased	-	-	-	7,263	19	0.35
FHLBNY advances				6,715	41	0.81
Securities sold under agreements to repurchase - customers	1,920	2	0.14	5,797	6	0.14
Long-term borrowings:
FHLBNY advances (4)	61,073	955	2.08	20,421	526	3.43
Obligations under capital lease	7,503	375	6.65	7,770	386	6.62
Junior subordinated debentures	92,786	1,643	2.36	92,786	2,023	2.91
Total borrowings	163,282	2,975	2.42	140,752	3,001	2.84
Total interest-bearing liabilities	2,358,289	11,748	0.66	2,268,166	13,411	0.79
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	529,322			495,279
Other liabilities	81,477			82,615
Total non-interest bearing liabilities	610,799			577,894
Total liabilities	2,969,088			2,846,060
Shareholders' equity	262,285			295,669
Total liabilities and shareholders' equity	$3,231,373			$3,141,729

Net interest income		$68,388			$74,528
Interest rate spread (5)			2.93%			3.31%
Net interest margin (6)			3.07%			3.47%
Ratio of average interest-earning assets to average interest-bearing liabilities			125.72%			126.10%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the nine months ended September 30, 2013 and 2012 were $554 thousand and $661 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	September 30, 2013			June 30, 2013
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,671,302	$19,205	4.60%	$1,719,278	$18,622	4.33%
Home equity	194,622	1,892	3.89	197,237	1,911	3.88
Second mortgage	27,041	384	5.68	28,679	432	6.03
Residential real estate	299,667	2,620	3.50	307,248	2,485	3.24
Other	27,723	475	6.85	28,929	495	6.84
Total loans receivable	2,220,355	24,576	4.43	2,281,371	23,945	4.20
Investment securities(3)	414,189	2,157	2.08	373,311	1,751	1.88
Interest-earning bank balances	349,386	222	0.25	307,348	192	0.25
Total interest-earning assets	2,983,930	26,955	3.61	2,962,030	25,888	3.50
Non-interest earning assets:
Cash and due from banks	72,336			70,968
Bank properties and equipment, net	48,590			49,192
Goodwill and intangible assets, net	39,717			40,256
Other assets	120,311			99,660
Total non-interest-earning assets	280,954			260,076
Total assets	$3,264,884			$3,222,106

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,263,160	$1,064	0.34%	$1,244,074	$1,094	0.35%
Savings deposits	270,394	213	0.32	269,624	220	0.33
Time deposits	663,582	1,536	0.93	677,743	1,632	0.96
Total interest-bearing deposit accounts	2,197,136	2,813	0.51	2,191,441	2,946	0.54
Short-term borrowings:
Federal funds purchased	-	-	-	-	-	-
Securities sold under agreements to repurchase - customers	555	-	-	2,304	1	0.17
Long-term borrowings:
FHLBNY advances (4)	61,011	321	2.10	61,051	318	2.08
Obligations under capital lease	7,435	124	6.67	7,504	125	6.66
Junior subordinated debentures	92,786	550	2.37	92,786	547	2.36
Total borrowings	161,787	995	2.46	163,645	991	2.42
Total interest-bearing liabilities	2,358,923	3,808	0.65	2,355,086	3,937	0.67
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	549,684			531,210
Other liabilities	95,576			72,702
Total non-interest bearing liabilities	645,260			603,912
Total liabilities	3,004,183			2,958,998
Shareholders' equity	260,701			263,108
Total liabilities and shareholders' equity	$3,264,884			$3,222,106

Net interest income		$23,147			$21,951
Interest rate spread (5)			2.96%			2.83%
Net interest margin (6)			3.10%			2.96%
Ratio of average interest-earning assets to average interest-bearing liabilities			126.50%			125.77%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended September 30, 2013 and June 30, 2013 were $167 thousand and $175 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.